UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2009

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CORD BLOOD AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Santa Monica Blvd., Suite700 Santa Monica, CA 90401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 432-4090

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Copies to:

Donald G. Davis, Esq.

Law Offices of Davis & Associates, Inc.

PO Box 12009

Marina Del Rey, CA 90295

Phone: (310) 823-8300

Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Certain Officers; Compensatory Arrangement of Certain Officers

On July 13, 2009, registrant acted to increase total shares available under its Cord Blood America, Inc. 2009 Flexible Stock Plan, to 400 million common shares.

The Board of Directors then acted, in each case with the conflicted director abstaining, to compensate key Executive Officers of registrant for past services completed, by the issuance of stock options to acquire registrant’s common stock. The Board also granted incentive stock options which will vest in the future to key Executive Officers provided they continue to provide services to the Company.

All options granted have a four year term from their date of vesting, and are exercisable at an exercise price of $0.0033 per share, which was the closing stock price for the registrant’s commons stock on July 13, 2009.

Options granted for past services, which are fully vested and exercisable immediately, were issued to the following key Executive Officers as bonus compensation for the periods indicated:

Recipient	Period of Service	Options Granted
Matthew Schissler	2005	30,137,000
Matthew Schissler	2006	30,137,000
Matthew Schissler	2007	30,137,000
Matthew Schissler	2008	30,137,000
Joseph Vicente	2005	15, 068,500
Joseph Vicente	2006	15,068,500
Joseph Vicente	2007	15,068,500
Joseph Vicente	2008	15,068,500

Options with vesting dates in the future were issued to the following key Executive Officers as additional compensation, contingent upon their continuing to provide services to registrant through the applicable vesting date for each option:

Recipient	Vesting Date	Options Granted
Matthew Schissler	July 13, 2010	30,137,000
Matthew Schissler	July 13, 2011	30,137,000
Matthew Schissler	July 13, 2012	30,137,000
Matthew Schissler	July 13, 2013	30,137,000
Joseph Vicente	July 13, 2010	15, 068,500
Joseph Vicente	July 13, 2011	15,068,500
Joseph Vicente	July 13, 2012	15,068,500
Joseph Vicente	July 13, 2013	15,068,500

The value of the options so issued cannot be calculated as of this date, since they have been issued at the closing market price of the registrant’s common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ MATTHEW L. SCHISSLER
Matthew L. Schissler, Chief Executive Officer

Date: July 17, 2009